Exhibit 99.1

Airspan Networks Announces Hiring of VP of Government and Strategic Affairs to Assist in Pursuit of U.S. Broadband Stimulus Opportunities

Expands DC-Based Public Policy Team Presence with Hiring of Chris Salemme as VP of Government and Strategic Affairs

5G Innovator and Disruptor Planning to Go Public through a Merger with New Beginnings Acquisition Corp. (NYSE American: NBA)

Boca Raton, FL, Monday, April 12, 2021 – Airspan Networks Inc., which provides groundbreaking, secure, disruptive solutions for 5G service providers, announced today it is expanding its public policy/government relations presence in Washington, DC, with the hiring of a new Vice President of Government and Strategic Affairs, Chris Salemme. Salemme will lead Airspan’s public policy strategy. He has more than a decade of telecom experience with expertise in spectrum and cybersecurity. Salemme served as a government affairs executive for the telecom industry’s trade association, CTIA, which represents the U.S. wireless industry and companies throughout the mobile ecosystem.

Airspan believes the hiring of Mr. Salemme better positions Airspan to accelerate its 5G product portfolio to capitalize on many sustainable 5G revenue and market share growth opportunities. These opportunities include the expected 5G network upgrade deployments across the world, the replacement of banned overseas-based legacy network infrastructure providers, and several federal stimulus packages including funding for broadband expansion as part of the American Rescue Plan – which provides flexibility for municipalities and counties to invest the funding in local broadband deployments – the CARES Act and the FCC’s Rural Digital Opportunity Fund (RDOF).

“We are in the early stages of a rapid and capital-intensive upgrade, as 5G deployments drive the future growth of existing mobile carriers, new market entrants, and private and enterprise buildouts that we believe will transform numerous industries,” said Eric Stonestrom, President and CEO of Airspan. “These seismic 5G industry trends play right into Airspan’s strengths, and we are investing to take advantage of these numerous opportunities for sustainable revenue and market share growth.”

Airspan Fixed Wireless Access (FWA) addresses COVID-19 broadband demand, RDOF and beyond

Mimosa by Airspan’s Fixed Wireless Access (FWA) solutions take advantage of the new Wi-Fi 6E 6 GHz bands to affordably deliver Gigabit speeds. These solutions are ready for Internet Service Providers (ISPs) for rapid deployment to tap into the broadband stimulus, COVID-19 recovery and infrastructure development funding proposed by the Biden Administration.

C-Band Spectrum A Key Opportunity

Airspan engineers are working hard to support the latest 5G 3GPP and O-RAN Alliance features for customers with products covering new bands, like the recently auctioned C-Band spectrum and the 3.45-3.55 GHz band which will be auctioned later this year – good examples of how governments around the world continue to release more spectrum in the push for ubiquitous high-speed, always-on connectivity. “The recent success of the U.S. government’s $80 billion+ C-band spectrum auction demonstrates significant levels of investment from operators and new market entrants, and the allocation of additional new spectrum blocks in licensed mid-band and unlicensed 6 GHz ranges shows the FCC’s commitment to providing more airwaves,” said Stonestrom. “As the Biden Administration rolls out plans to bring reliable, high-speed broadband to every American, we are pleased to welcome Chris to Airspan and welcome his public policy expertise in helping us navigate the U.S. legislative and regulatory landscape.”

About Airspan

Airspan is a US-based 5G end-to-end, Open RAN hardware and software provider with a product portfolio spanning 150 patents granted and 94 patents pending. The company is headquartered in Boca Raton, Florida and has global offices in London, Tel Aviv, Mumbai, and Tokyo. For more information, visit www.airspan.com.

In March 2021, Airspan entered into a business combination agreement with New Beginnings Acquisition Corp. (“NBA”) (NYSE American: NBA) pursuant to which Airspan will become a wholly owned subsidiary of NBA. The closing of the business combination with NBA is subject to customary closing conditions, including shareholder approvals and the expiration or early termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. Upon closing, NBA will be renamed “Airspan Networks Holdings Inc.” and its common stock is expected to be listed on the NYSE American with the ticker symbol “MIMO.” For more information, visit www.airspan.com.

About New Beginnings Acquisition Corp.

New Beginnings Acquisition Corp. (NBA) (NYSE American: NBA), is a blank check company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. New Beginnings Acquisition Corp. business strategy is to identify and complete its initial business combination with a company that can benefit from (i) the managerial and operational experience of its management team (ii) additional capital and (iii) access to public securities markets.

Cautionary Statement Regarding Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about future financial and operating results, our plans, objectives, expectations and intentions with respect to future operations, products and services; and other statements identified by words such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimated,” “believe,” “intend,” “plan,” “projection,” “outlook” or words of similar meaning. These forward-looking statements include, but are not limited to, statements regarding anticipated revenues and market share, expected stimulus funding levels, Airspan product developments, and the closing of the business combination between Airspan and NBA. Such forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our control. Actual results and the timing of events may differ materially from the results anticipated in these forward-looking statements.

Additional Information and Where to Find It

NBA intends to file with the Securities and Exchange Commission (“SEC”) a proxy statement / prospectus on Form S-4 relating to the proposed business combination (the “Proposed Transaction”), which will be mailed to its stockholders once definitive. This news release does not contain all the information that should be considered concerning the Proposed Transaction and is not intended to form the basis of any investment decision or any other decision in respect of the Proposed Transaction. NBA’s stockholders and other interested persons are advised to read, when available, the preliminary proxy statement / prospectus and the amendments thereto and the proxy statement / prospectus and other documents filed in connection with the Proposed Transaction, as these materials will contain important information about Airspan, NBA and the Proposed Transaction. When available, the proxy statement / prospectus and other relevant materials for the Proposed Transaction will be mailed to stockholders of NBA as of a record date to be established for voting on the Proposed Transaction. Stockholders will also be able to obtain copies of the preliminary proxy statement / prospectus, the definitive proxy statement / prospectus and other documents filed with the SEC, without charge, once available, at the SEC’s website at www.sec.gov, or by directing a request to: New Beginnings Acquisition Corp., 800 1st Street, Unit 1, Miami Beach, FL 33139, USA.

No Offer or Solicitation

This communication is for informational purposes only and is not intended to and shall not constitute a proxy statement or the solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Proposed Transaction and is not intended to and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy or subscribe for any securities or a solicitation of any vote of approval, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Participants in Solicitation

NBA and its directors and executive officers may be deemed participants in the solicitation of proxies from NBA’s stockholders with respect to the Proposed Transaction. A list of the names of those directors and executive officers and a description of their interests in NBA is contained in NBA’s Registration Statement on Form S-1, as filed on September 21, 2020, which was filed with the SEC and is available free of charge at the SEC’s web site at www.sec.gov, or by directing a request to New Beginnings Acquisition Corp., 800 1st Street, Unit 1, Miami Beach, FL 33139, USA. Additional information regarding the interests of such participants will be contained in the proxy statement / prospectus for the Proposed Transaction when available.

Airspan and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from the stockholders of NBA in connection with the Proposed Transaction. A list of the names of such directors and executive officers and information regarding their interests in the Proposed Transaction will be included in the proxy statement / prospectus for the Proposed Transaction when available.

Media Contacts:

Paul Wakefield

US: 011 44 (0) 1895 467181

Outside US: +44 (0) 1895 467181

pwakefield@airspan.com

Howie Waterman

917-359-5505

hwaterman@airspan.com

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